SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission on Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

POTOMAC BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

Gayle Marshall Johnson

(Name of Person(s) Filing Proxy Statement)

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April 8, 2004

Dear Shareholder:

There are two corrections to page 14 of your proxy statement.

First, under “Performance Graph”, the first sentence should read: The following graph compares the yearly percentage change in Potomac’s cumulative total shareholder return on common stock for the five year period ending December 31, 2003, with the cumulative total return of the Media General Index (SIC Code Index 6712 – Bank Holding Companies).

Secondly, the graph prepared by Media General Financial Services Inc. incorrectly plots the cumulative return of Potomac Bancshares Inc. stock in 2003. The graph did not adjust for our stock dividend which was declared in February of 2003. As illustrated on the revised graph below, the cumulative return on your investment in 2003 is much more favorable.

If you should have any questions, do not hesitate to contact me directly at (304) 728-2431.

Sincerely,

/s/Robert F. Baronner, Jr.

Robert F. Baronner, Jr.

President and CEO